UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 14, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02	Termination of a Material Definitive Agreement.

On August 14, 2018, OnDeck Asset Funding I LLC ("ODAF I"), a wholly-owned subsidiary of On Deck Capital, Inc. (the "Company"), voluntarily prepaid the amounts outstanding under and terminated the $150 million asset-backed revolving debt facility originally entered into in August 2016 by and between, among others, ODAF I, as borrower, and Ares Agent Services, L.P., as administrative agent (the “ODAF I Facility”). The interest rate for the ODAF I Facility was 1 Month LIBOR + 7.25%.

Item 7.01	Regulation FD Disclosure.

The Company’s financial guidance included in the August 7, 2018 press release furnished as Exhibit 99.1 to its Current Report on Form 8-K filed on the same date (the “ Financial Guidance”) includes the anticipated impact of the voluntary prepayment of the amounts outstanding under and termination of the ODAF I Facility described in Item 1.02 of this Current Report on Form 8-K and the voluntary prepayment in full and termination of the $100 million On Deck Asset Company, LLC asset-backed revolving debt facility described in Item 1.02 of the Company's Current Report on Form 8-K filed on August 8, 2018. The Financial Guidance speaks only as of its date, not the date hereof, and remains subject to the “Safe Harbor Statement” contained in that press release, including the statement that the Company undertakes no duty to update except as required by law.

The information set forth under this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2018	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer